As filed with the Securities and Exchange Commission on May 1, 2007.
Registration No. 333-141098

SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO FORM S-3 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCCULOGIX, INC. (Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	59-3434771 (I.R.S. Employer Identification Number)
2600 Skymark Avenue Unit 9, Suite 201 Mississauga, Ontario L4W 5B2 (905) 602-0887 (Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Suh Kim, Esq.
OccuLogix, Inc.
2600 Skymark Avenue
Unit 9, Suite 201
Mississauga, Ontario L4W 5B2
(905) 602-0887
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew J. Beck, Esq. Torys LLP 237 Park Avenue New York, New York 10017 (212) 880-6000

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common Stock ($.001 par value)..............................................................	9,441,749 shares	$1.65	$15,578,886	$479

(1)
Computed in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the high and low prices for the registrant’s shares of Common Stock ($.001 par value) as reported on the Nasdaq Global Market on February 28, 2007.

(2)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 1, 2007
Prospectus

9,441,749 Shares

OCCULOGIX, INC.

Common Stock

($.001 par value)

The 9,441,749 shares (including 2,764,416 shares issuable upon the exercise of warrants) of Common Stock, $.001 par value (the “Common Stock”), of OccuLogix, Inc. (“we”, “OccuLogix”, the “Registrant” or the “Company”) offered hereby may be sold from time to time by certain security holders of the Company (the “Selling Stockholders”). See “Selling Stockholders”.

All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Stockholders to underwriters, dealers, brokers or agents.

The Selling Stockholders have not advised the Company of any specific plans for the distribution of the shares offered hereby, but it is anticipated that the shares may be sold from time to time in transactions (which may include block transactions) on the Nasdaq Global Market at the market prices then prevailing. Sales of the shares offered hereby may also be made through negotiated transactions or otherwise. The Selling Stockholders and the brokers and dealers through which the sales of the shares offered hereby may be made may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and their commissions and discounts and other compensation may be regarded as underwriters’ compensation. See “Plan of Distribution”.

The Common Stock is quoted on the Nasdaq Global Market under the symbol “OCCX”.

See “Risk Factors” on page 3 for a discussion of certain factors that should be considered by prospective investors in the Common Stock offered hereby.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _______________, 2007.

TABLE OF CONTENTS
                                                                                                                                                                         Page
ADDITIONAL INFORMATION...2

THE COMPANY...2

RISK FACTORS...3

USE OF PROCEEDS...3

RECENT DEVELOPMENTS...3

SELLING STOCKHOLDERS...4

PLAN OF DISTRIBUTION...7

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................................................................................................................................................................8

LEGAL MATTERS...9

EXPERTS...9

-i-

ADDITIONAL INFORMATION

The Company has filed with the Securities and Exchange Commission (the “Commission”), Washington, D.C., a Registration Statement on Form S-3 under the Securities Act with respect to the shares of Common Stock offered hereby (as amended and supplemented, the “Registration Statement”). This Prospectus forms part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits filed therewith. All of these documents may be inspected without charge at the Public Reference Section of the principal office of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies may be obtained by mail from the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains the Registration Statement, the exhibits thereto and the documents incorporated by reference therein. The statements contained in this Prospectus concerning any contract or document are not necessarily complete; where such contract or other document is an exhibit to the Registration Statement, each such statement is qualified in all respects by the provisions of such exhibit.

The Company furnishes its stockholders with annual reports containing financial statements audited by independent accountants for each fiscal year and quarterly reports for the first three fiscal quarters of each year containing unaudited summary financial information.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and, in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the principal office of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of such materials may be obtained from the Public Reference Section of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding the Company. The Common Stock is traded on the Nasdaq Global Market and, in accordance therewith, the Company files reports, proxy statements and other information with the Nasdaq Global Market.

THE COMPANY

The Company is a Delaware corporation with executive offices at 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2, Canada and its telephone number at that address is 905-602-0887.

RISK FACTORS

Prior to making an investment decision, prospective investors should consider carefully the information and financial data included or incorporated by reference in this Prospectus or any Prospectus Supplement.

Except for the historical information contained in this Prospectus or incorporated by reference, this Prospectus (and the information incorporated by reference in this Prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in our Annual Report on Form 10-K/A for the year ended December 31, 2006, filed with the Commission on March 29, 2007, which is incorporated by reference.
USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the shares offered in this Prospectus but will receive the warrant exercise price of $2.20 per share (subject to adjustment) if warrants are exercised for cash. Any such proceeds will be used for general corporate purposes.

RECENT DEVELOPMENTS

On February 1, 2007, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the Selling Stockholders (other than Cowen and Company, LLC) pursuant to which the Company agreed to issue to the Selling Stockholders (other than Cowen and Company, LLC) an aggregate of 6,677,333 shares of Common Stock (the “Shares”) and five-year warrants exercisable into an aggregate of 2,670,933 shares of Common Stock (the “Warrants”). The per share purchase price of the Shares is $1.50, and the per share exercise price of the Warrants is $2.20, subject to adjustment. The Warrants will become exercisable on August 6, 2007. Pursuant to the Securities Purchase Agreement, on February 6, 2007 (the “Closing Date”), the Company issued the Shares and the Warrants. The gross proceeds of sale of the Shares and the Warrants totaled $10,015,999.50.

Pursuant to the Securities Purchase Agreement, the Company has agreed to prepare and file with the Commission, on or prior to the 30th calendar day following the Closing Date, a registration statement (the “Registration Statement”) covering the resale of the Shares and the shares of Common Stock underlying the Warrants (the “Warrant Shares”), for an offering to be made on a continuous basis pursuant to Rule 415 promulgated by the Commission pursuant to the Securities Act. Pursuant to the Securities Purchase Agreement, the Company has agreed to use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof but, in any event, if the Registration Statement does not become subject to review by the Commission, prior to the earliest to occur of (1) the 90th calendar day following the Closing Date and (2) the fifth trading day following the date on which the Company receives notification from the Commission that the Registration Statement will not become subject to the Commission’s review. If the Registration Statement becomes subject to review by the Commission, the Company will be obligated to use commercially reasonable efforts to cause the registration statement to be declared effective prior to the 120th calendar day following the Closing Date. Pursuant to the Securities Purchase Agreement, the Company has also agreed to use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date on which all of the Shares and the Warrant Shares have been sold and the date on which all of the Shares and the Warrant Shares can be sold publicly under Rule 144(k) promulgated by the Commission pursuant to the Securities Act.

On February 6, 2007, the Company also issued to Cowen and Company, LLC a warrant exercisable into an aggregate of 93,483 shares of Common Stock (the “Cowen Warrant”) in part payment of the placement fee payable to Cowen and Company, LLC for the services it had rendered as the placement agent in connection with the sale of the Shares and the Warrants. All of the terms and conditions of the Cowen Warrant (other than the number of shares of Common Stock into which the Cowen Warrant is exercisable) are identical to those of the Warrants.

SELLING STOCKHOLDERS

The following table sets forth certain information as of February 6, 2007 (and as adjusted to reflect the sale of all of the shares of Common Stock offered hereby by the Selling Stockholders) with respect to the beneficial ownership of the Common Stock by the Selling Stockholders. Except as set forth in the footnotes to the table, all of these shares of Common Stock are owned with sole voting and investment power. See “Recent Developments” for additional information regarding the Selling Stockholders.

2

Name of Selling Stockholder	Shares Of Common Stock Owned Prior To Offering	Warrant Shares[1]	Shares Of Common Stock Offered Pursuant To Offering	Shares of Common Stock Owned After Offering	Percentage of Outstanding Shares Beneficially Owned After Offering
Cranshire Capital, LP2	335,000	134,000	469,000	-	*
Enable Growth Partners LP	1,134,750	453,900	1,588,650	-	*
Enable Opportunity Partners LP	133,500	53,400	186,900	-	*
Pierce Diversified Strategy Master Fund LLC, Ena	66,750	26,700	93,450	-	*
Evolution Master Fund Ltd. SPC, Segregated Portfolio M	1,133,333	453,333	1,586,666	-	*
Capital Ventures International[3]	1,335,000	534,000	1,869,000	-	*
Hudson Bay Fund LP	251,450	100,580	352,030	-	*
Hudson Bay Overseas Funds Ltd.	283,550	113,420	396,970	-	*
RHP Master Fund, Ltd.	335,000	134,000	469,000	-	*
Rockmore Investment Master Fund Ltd. [4]	335,000	134,000	469,000	-	*

*Less than 1%

1 Warrants are not exercisable prior to August 6, 2007.

2 Mitchell P. Kopin, the President of Downsview Capital, Inc., the general partner of Cranshire Capital, L.P., has sole voting control and investment discretion over securities held by Cranshire Capital, L.P. Each of Mitchell P. Kopin and Downsview Capital, Inc. disclaims beneficial ownership of the shares held by Cranshire Capital, L.P.

3 Heights Capital Management, Inc., the authorized agent of Capital Ventures International (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. CVI is affiliated with one or more registered broker-dealers. CVI purchased the shares being registered hereunder in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any other person to distribute such shares.

4 Rockmore Capital, LLC (“Rockmore Capital”) and Rockmore Partners, LLC (“Rockmore Partners”), each a limited liability company formed under the laws of the State of Delaware, serve as the investment manager and general partner, respectively, to Rockmore Investments (US) LP, a Delaware limited partnership, which invests all of its assets through Rockmore Investment Master Fund Ltd., an exempted company formed under the laws of Bermuda (“Rockmore Master Fund”). By reason of such relationships, Rockmore Capital and Rockmore Partners may be deemed to share dispositive power over the shares of Common Stock owned by Rockmore Master Fund. Rockmore Capital and Rockmore Partners disclaim beneficial ownership of such shares of Common Stock. Rockmore Partners has delegated authority to Rockmore Capital regarding the portfolio management decisions with respect to the shares of Common Stock owned by Rockmore Master Fund and, as of February 6, 2007, Mr. Bruce T. Bernstein and Mr. Brian Daly, as officers of Rockmore Capital, are responsible for the portfolio management decisions of the shares of Common Stock owned by Rockmore Master Fund. By reason of such authority, Messrs. Bernstein and Daly may be deemed to share dispositive power over the shares of Common Stock owned by Rockmore Master Fund. Messrs. Bernstein and Daly disclaim beneficial ownership of such shares of Common Stock and neither of such persons has any legal right to maintain such authority. No other person has sole or shared voting or dispositive power with respect to the shares of Common Stock as those terms are used for purposes under Regulation 13D-G of the Exchange Act. No person or “group” (as that term is used in Section 13(d) of the Exchange Act or the SEC’s Regulation 13D-G) controls Rockmore Master Fund.

3

PLAN OF DISTRIBUTION

The Selling Stockholders may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of Common Stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time under this Prospectus after we have filed a supplement to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this Prospectus.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and may sell the shares of Common Stock from time to time under this Prospectus after we have filed a supplement to this Prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock, if required, we will file a supplement to this Prospectus. If the Selling Stockholders use this Prospectus for any sale of the shares of Common Stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and activities of the Selling Stockholders.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Company’s Annual Report on Form 10-K/A for the year ended December 31, 2006, filed on March 29, 2007, and Current Reports on Form 8-K dated March 13, 2007 and February 6, 2007, the Company’s Definitive Proxy Statement dated April 30, 2007, as amended, in connection with the 2007 Annual Meeting of Stockholders, and the description of the Company’s capital stock contained in its Registration Statement on Form 8-A, filed on November 17, 2004, all of which have been filed by the Company with the Commission, are incorporated by reference in this Prospectus.

In addition, all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any of the above documents. Such requests should be addressed to William G. Dumencu, 2600 Skymark Avenue, Unit 9, Suite 201, Mississauga, Ontario L4W 5B2, Canada (Telephone: 905-602-0887).

4

LEGAL MATTERS

The validity of the securities being offered hereby is being passed upon for the Company by Torys LLP, 237 Park Avenue, New York, New York 10017.

EXPERTS

The consolidated financial statements of OccuLogix appearing in OccuLogix’s Annual Report (Form 10-K/A) for the year ended December 31, 2006, filed with the Commission on March 29, 2007, and OccuLogix’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Valuation analyses of the fair value of certain of the Company’s net assets included in its Annual Report on Form 10-K have been performed by Peter Ott & Associates Inc., an independent appraiser. Such analyses are incorporated herein by reference in reliance upon such company’s authority as an expert in business valuation.

5

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following are the estimated expenses in connection with the distribution of the securities being registered hereunder.

S.E.C. registration fee*………..…….. $ 479
Accounting fees and expenses……. $ 8,500
Legal fees and expenses…….……… $ 6,000
Miscellaneous expenses…….……… $ _______

Total....................................................... $ 14,979

________________

* Actual fee

Item 15. Indemnification of Directors and Officers.

The General Corporation Law of the State of Delaware (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and the stockholders for monetary damages for breaches of directors’ fiduciary duties. The amended and restated certificate of incorporation of OccuLogix, Inc. (“we”, “OccuLogix”, the “Registrant” or the “Company”) includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director, except for liability for breach of the duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

Our amended and restated certificate of incorporation also provides that the Registrant has the power to indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of the final disposition of any proceeding, provided that, if the DGCL requires, such advance payment will be made only if we receive an undertaking to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be so indemnified.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act of 1933”), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

Item 16. Exhibits.

The Exhibits required to be filed as part of this Registration Statement are listed in the attached Index to Exhibits.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby further undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the Registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a) (1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned Registrant hereby further undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(ii)  any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(iii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iv)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(v)  any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of its Certificate of Incorporation or By-laws or the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Province of Ontario, on the 1st day of May, 2007.

                                                                         OCCULOGIX, INC.

                                                                         By /s/ William G. Dumencu
                                                                              __________________________________
                                                                              William G. Dumencu
                                                                              Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Elias Vamvakas*____________________ Elias Vamvakas	Chief Executive Officer and Chairman of Board of Directors	May 1, 2007
/s/ William G. Dumencu _ William G. Dumencu	Chief Financial Officer and Principal Accounting Officer	May 1, 2007
/s/ Jay T. Holmes*_____________________ Jay T. Holmes	Director	May 1, 2007
/s/ Thomas N. Davidson*________________ Thomas N. Davidson	Director	May 1, 2007
/s/ Richard L. Lindstrom*________________ Richard L. Lindstrom	Director	May 1, 2007
/s/ Georges Noël*_____________________ Georges Noël	Director	May 1, 2007
/s/ Adrienne L. Graves*_________________ Adrienne L. Graves	Director	May 1, 2007
/s/ Gilbert S. Omenn*___________________ Gilbert S. Omenn	Director	May 1, 2007

*By /s/ William G. Dumencu
              William G. Dumencu
              Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Document Description

5	Opinion of Torys LLP*
23.1	Consent of Ernst & Young LLP
23.2	Consent of Torys LLP (contained in Exhibit 5)*
23.3	Consent of Peter Ott & Associates Inc. (Incorporated by reference to Exhibit 23.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2006)
24	Power of Attorney

___________________
* Previously filed